Exhibit 5.1

August 13, 2026

Laird Superfood, Inc.

5303 Spine Road, Suite 204

Boulder, Colorado 80301

Ladies and Gentlemen:

We have acted as counsel to Laird Superfood, Inc., a Nevada corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”). This opinion covers the issuance by the Company pursuant to the Registration Statement of 3,876,836 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, issuable under the Laird Superfood, Inc. 2020 Omnibus Incentive Plan, as amended (the “Plan”), following the approval of the Second Amendment to the Plan by the Company’s stockholders at its annual meeting of stockholders on June 25, 2026.

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act (17 C.F.R. § 229.601(b)(5)) in connection with the Registration Statement, and no opinion is expressed or may be implied herein as to any matter pertaining to the contents of the Registration Statement other than the opinions expressly set forth below.

In arriving at the opinions expressed below, we have examined and relied on the following documents: (a) the Articles of Incorporation of the Company, as amended; (b) the Bylaws of the Company; (c) the consent of the Board of Directors of the Company provided to us approving the issuance of the Shares under the Plan; and (d) the Officer’s Certificate provided to us by the Company, in which we have assumed the truthfulness and validity of such representations contained therein. In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. We have assumed for purposes of this opinion: (a) the genuineness and authenticity of all signatures on original documents; (b) the accuracy and completeness of all documents delivered to us and the authenticity of all documents submitted to us as originals; (c) the conformity to originals of all documents submitted to us as copies; (d) the accuracy, completeness and authenticity of certificates of public officials; (e) the legal capacity of all natural persons; and (f) the due authorization, execution and delivery of all documents by parties other than the Company. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

We are opining herein as to Chapter 78 of the Nevada Revised Statutes, as amended, and applicable provisions of the Nevada Constitution. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been duly authorized for issuance pursuant to the Plan, and when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

The foregoing opinion is qualified to the extent that the enforceability of any document or instrument may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

We expressly disavow any obligation to advise you with respect to future changes in law or in our knowledge or as to any event or change of condition occurring subsequent to the date of this letter. This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Holland & Hart, LLP